UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2024

AYRO, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

AYRO, Inc.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 512-994-4917

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AYRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below under Item 5.07 of this Current Report on Form 8-K, AYRO, Inc. (the “Company”) held its 2024 annual meeting of stockholders on December 30, 2024 (the “Annual Meeting”), at which the Company’s stockholders approved an amendment (the “Incentive Plan Amendment”) to the AYRO, Inc. Long-Term Incentive Plan (the “Incentive Plan”) to increase the aggregate number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), available for the grant of awards under the Incentive Plan by 3,000,000 shares of Common Stock, to a total of 4,229,956 shares of Common Stock.

For more information about the Incentive Plan Amendment, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 2, 2024 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The foregoing description of the Incentive Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Incentive Plan Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 30, 2024, the Company held its Annual Meeting. As of the close of business on November 21, 2024, the record date for the Annual Meeting, there were (i) 6,764,600 shares of common stock, par value $0.0001 per share, entitled to an aggregate of 6,764,600 votes, (ii) 50 shares of Series H-6 Convertible Preferred Stock, par value $0.0001 per share, entitled to an aggregate of 115 votes, and (iii) 12,666.63 shares of Series H-7 Convertible Preferred Stock, par value $0.0001 per share, entitled to an aggregate of 1,380,349 votes, outstanding and entitled to vote on the proposals described below.

At the Annual Meeting, the proposals set forth below were submitted to a vote of the Company’s stockholders. Each proposal is described in detail in the Company’s Proxy Statement. All proposals were approved by the Company’s stockholders. The final voting results are as follows:

1.	Election of six directors to serve on the Company’s board of directors for a term of one year or until their successors are elected and qualified, for which the following are nominees: Joshua Silverman, Wayne R. Walker, George Devlin, Sebastian Giordano, Zvi Joseph, and Greg Schiffman:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joshua Silverman	1,583,197	127,599	1,587,495
Wayne R. Walker	1,590,230	120,566	1,587,495
George Devlin	1,582,977	127,819	1,587,495
Sebastian Giordano	1,545,671	165,125	1,587,495
Zvi Joseph	1,545,494	165,302	1,587,495
Greg Schiffman	1,541,289	169,507	1,587,495

2.	Approval of a proposed amendment to the AYRO, Inc. Long-Term Incentive Plan, to increase the aggregate number of shares available for the grant of awards by 3,000,000 shares of Common Stock, to a total of 4,229,956 shares of Common Stock:

For	Against	Abstain	Broker Non-Votes
1,502,762	192,399	15,635	1,587,495

3.	Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

For	Against	Abstain
3,080,387	152,827	65,077

4.

Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board but prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Annual Meeting, a reverse stock split of all of the outstanding shares of the Company’s Common Stock at a ratio in the range of 1-for-2 to 1-for-13, with such ratio to be determined by the Board in its discretion and included in a public announcement.

For	Against	Abstain
2,774,623	454,471	69,197

5.	Approval of a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the proposals presented at the Annual Meeting.

For	Against	Abstain
2,807,923	420,437	69,931

The proposals described above were acted upon by the Company’s stockholders at the Annual Meeting and received a sufficient number of votes to be approved. For more information about the foregoing proposals, see the Proxy Statement, the relevant portions of which are incorporated herein by reference. The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Third Amendment to the AYRO, Inc. Long-Term Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYRO, INC.

Date:	December 31, 2024	By:	/s/ Joshua Silverman
Joshua Silverman
Executive Chairman